Exhibit 99.2
PowerSecure Establishes Recurring Revenue Contract with
Investor-owned Utility
Innovative Model Provides Potential to Generate $8-10 Million in Annual
Revenue
Wake Forest, NC – January 23, 2008 – PowerSecure International, Inc. (Nasdaq: POWR) today announced a major recurring revenue contract with an investor-owned utility that establishes PowerSecure as the utility’s partner in a new conservation and energy efficiency program. The Company estimates this new seven-year contract, once fully implemented, has the potential to generate $8-10 million in annual recurring revenue.
The new contract utilizes an innovative financial model designed to deliver strong ROIs and drive energy efficiencies for the utility and its customers. Under the terms of the agreement, PowerSecure will market distributed generation solutions to commercial and industrial customers in conjunction with the utility’s new energy efficiency program. PowerSecure receives recurring revenues from the utility, after contracting with the utility’s customers to provide them with reliable, dedicated distributed generation systems.
Sidney Hinton, CEO of PowerSecure said, “This represents our second major recurring revenue announcement in two weeks, and demonstrates the positive response we are receiving in the marketplace for our Distributed Generation solutions. Our new recurring revenue contracts provide innovative ways for our customers to manage their energy needs, and enable us to complement our project-based business with growing recurring revenue streams. Our goal is to deliver distributed generation systems that provide a strong value proposition for utilities and their customers. Importantly, the assets we put in place are dedicated to the utilities and their customers, providing maximum dependability, and containing the most sophisticated and capable monitoring systems available.”
PowerSecure leads the energy management and conservation industry in Distributed Generation, which enables utilities to avoid new investments in utility infrastructure for transmitting and distributing power and allows the generation to be located at the customer’s site, thus avoiding energy losses associated with moving electricity over long distances. The net impact is an environmentally friendly and energy efficient solution. PowerSecure is a pioneer in developing utility partnerships that provide utilities with dedicated electric power generation assets, and customers with the most dependable standby power model available in the energy management and conservation industry. The Company’s innovative solutions ensure that power is available when needed, and they are designed with intelligent monitoring and switching technology to ensure that efficiency is maximized. PowerSecure solutions also enable utility partners and customers avoid the up-front capital expense of installing generation assets, while providing PowerSecure with additional recurring revenue business.
PowerSecure International, Inc. is a leading provider of energy management and conservation solutions to utilities and their commercial, institutional, and industrial customers. PowerSecure partners with utilities to design and install Interactive Distributed Generation® systems and services that manage load curtailment and peak demand conditions, enhance system reliability and provide customers with emergency power during outages. PowerSecure also provides utilities with regulatory consulting, energy system engineering and construction, and energy conservation services. Additional information is available at www.powersecure.com.
All forward-looking statements contained in this release are made within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including but not limited to statements concerning the anticipated realization of $8-10 million in annual revenues from the contract announced in this press release; the outlook for growing the Company through innovative energy management and conservation; business operations and prospects for the Company and its subsidiaries; the opportunities believed to be inherent in the relationships with investor-owned utilities; the ability of the Company to perform the new contracts and the customers not deferring or withdrawing those orders; the outlook for future gains in the Company’s revenues due to its business initiatives; and all other statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management, including statements about other future financial and non-financial items, performance or events and about present and future products, services, technologies and businesses; and statements of assumptions underlying the foregoing. Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements. Important risks, uncertainties and other factors include, but are not limited to, those risks, uncertainties and other factors identified from time to time in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, as well as in subsequent filings with the Securities and Exchange Commission, including reports on Forms 10-Q and 8-K. Accordingly, there can be no assurance that the results expressed, projected or implied by any forward-looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.
Contact
Chris Hutter
Chief Financial Officer
PowerSecure International, Inc.
(919) 453-1760
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